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                                                                      EXHIBIT 11


                 FUSION SYSTEMS CORPORATION AND SUBSIDIARIES
                              EARNINGS PER SHARE
              CALCULATION OF WEIGHTED-AVERAGE SHARES OUTSTANDING
                                (In thousands)

                                                                Three Months Ended       Six Months Ended
                                                              ----------------------   ----------------------
                                                               June 28,    June 30,     June 28,    June 30,
                                                                 1996        1995         1996        1995
                                                              ----------  ----------   ----------  ----------
Common Stock                                                     7,769       7,634        7,765       7,616

Options to acquire Common Stock (treasury stock method)            350         506          324         490

                                                              ----------  ----------   ----------  ----------
Weighted-Average Shares Outstanding                              8,119       8,140        8,089       8,106
                                                              ==========  ==========   ==========  ==========